UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2006 (March 13, 2006)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-10822	62-1470956
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1202
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 13, 2006, National Health Investors, Inc. (NHI) issued a press release announcing that a plan was reached by mutual agreement with National HealthCare Corporation (NHC) to end the use of NHC senior officers to advise NHI.

The plan calls for the advisory agreement between NHI and Management Advisory Source, LLC to continue. Kenneth D. DenBesten, senior vice president of finance, will be solely focused on National Health Investors, Inc. and will resign his position with National HealthCare Corporation, on or about December 31, 2006. Charlotte A. Swafford, senior vice president and treasurer and Donald K. Daniel, senior vice president and controller will resign as officers of National Health Investors, Inc. on or about December 31, 2006.

A copy of the press release is filed an Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Investors, Inc.

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

Date: March 14, 2006

Exhibit Index

Number	Exhibit
99	Press release, dated March 13, 2006